                                                                   EXHIBIT 99.02

                         Notice of Guaranteed Delivery

                                 for Tender of

               9 1/2% Senior Pay-In-Kind Notes due 2004, Series A

                               (the "Old Notes")

                                       of

                      ADELPHIA COMMUNICATIONS CORPORATION

  This form, or one substantially equivalent hereto, must be used to tender Old
Notes pursuant to the Exchange Offer described in the Prospectus dated       ,
1994 (the "Prospectus") of Adelphia Communications Corporation, a Delaware corporation (the "Company"), if a holder of Old Notes cannot deliver a Letter of Transmittal to the Exchange Agent listed below (the "Exchange Agent") or cannot either deliver the Old Notes to be tendered or complete the procedure
for book-entry transfer prior to 5:00 P.M., New York City time, on        ,
1994 or such later date and time to which the Exchange Offer may be extended (the "Expiration Date"). This form, or one substantially equivalent hereto, must be delivered by hand or sent by facsimile transmission or mail to the Exchange Agent, and must be received by the Exchange Agent on or prior to the Expiration Date. See "The Exchange Offer--Procedure for Tendering" in the Prospectus. Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Prospectus.

               To: Bank of Montreal Trust Company, Exchange Agent

                    By Mail, by Hand or Overnight Delivery:

                           Bank of Montreal Trust Company
                           77 Water Street New York, NY 10005
                           Attn: Corporate Trust Department

                                 By Facsimile:

                                 (212) 701-7684

                             Confirm by Telephone:

                                 (212) 701-7653


  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.
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Ladies and Gentlemen:

  The undersigned hereby represents that he or she is the holder of the Old Notes indicated below and that the Letter of Transmittal cannot be delivered to the Exchange Agent and/or either the certificates representing such Old Notes cannot be delivered to the Exchange Agent or the procedure for book-entry transfer cannot be completed prior to the Expiration Date. The undersigned hereby tenders the Old Notes indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged.

Name(s) of Tender Holder(s): ...................................................

................................................................................
                              PLEASE PRINT OR TYPE

................................................................................
                                   SIGNATURES

Address(es):....................................................................

................................................................................

Telephone Number(s): ...........................................................

Name(s) in which Old Notes are registered:......................................

................................................................................

            CERTIFICATE NO(S).                           PRINCIPAL AMOUNT
             (IF APPLICABLE)*                               TRANSFERRED
            ------------------                           ----------------
........................................... ...........................................
........................................... ...........................................
........................................... ...........................................
........................................... ...........................................
........................................... ...........................................

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*Need not be completed by book-entry holders.

                             GUARANTEE OF DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that the undersigned will deliver to the Exchange Agent the certificates representing the Old Notes being tendered hereby in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes, into the Exchange Agent's account at the book-entry transfer facility) with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, all within five business days after the Expiration Date.

Name of Firm.........................     .....................................

                                                  AUTHORIZED SIGNATURE

Address..............................

                                          Name.................................
.....................................             PLEASE PRINT OR TYPE

                            ZIP CODE

                                          Title................................

Telephone No.........................
                                          Dated:...............................

  The institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the certificates representing any Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the book-entry transfer facility) and the Letter of Transmittal to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.